                                                                Exhibit 3.1

                         CERTIFICATE OF INCORPORATION

                                      OF

                            TSI MANAGEMENT COMPANY


     FIRST:    The name of the Corporation is TSI Management Company.

     SECOND:   The address of the Corporation's registered office in the
State of Delaware is: 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is: The Corporation Trust Company.

     THIRD:    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, including, but not limited to, acquiring, owning, using, dealing in and disposing of real and personal property of any nature whatsoever.

     FOURTH:   The Corporation shall have perpetual existence.

     FIFTH:    The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is Thirty-Two Million (32,000,000) shares of Common Stock, which shall be divided as follows: (i) Ten Million (10,000,000) shares of Series A Voting Common Stock, par value $.01 per share (the "Series A Voting Common Stock"), (ii) Ten Million (10,000,000) shares of Series A Non-Voting Common Stock, par value $.01 per share (the "Series A Non-Voting Common Stock"), (iii) Two Million (2,000,000) shares of Series B Common Stock, par value $.01 per share (the "Series B Common Stock"), and (iv) Ten Million (10,000,000) shares of Series C Common Stock, par value $.01 per share (the "Series C Common Stock") (the Series A Voting Common Stock and the Series A Non-Voting Common Stock are collectively referred to herein as the "Series A Common Stock", and the Series A

Common Stock, the Series B Common Stock and Series C Common Stock are collectively referred to herein as the "Common Stock").

     The powers, preferences and relative, participating, optional or other rights of the capital stock and the qualifications, limitations or restrictions thereof are as follows:

          A. SERIES A COMMON STOCK PROVISIONS

          1. VOTING RIGHTS. (a) Except as otherwise required by law, each share of Series A Voting Common Stock shall entitle the holder thereof to one vote on each matter submitted to a vote of the stockholders of the Corporation. Except as otherwise required by law, the holders of shares of Series A Voting Common Stock and Series C Common Stock shall vote together and not as separate classes.

          (b) Except as otherwise required by law or expressly provided herein, each share of Series A Non-Voting Common Stock shall not entitle the holder thereof to vote on any matter submitted to a vote of the stockholders of the Corporation, except that such holders will be entitled to vote as a separate class on any amendment to this Article FIFTH, Section A and on any amendment, repeal or modification of any provision of this Certificate of Incorporation that adversely affects the powers, preferences or special rights of the Series A Non-Voting Common Stock in a manner different than the adverse effect on the powers, preferences or special rights of the Series A Voting Common Stock.

          (c) Any amendment, repeal or modification of any provision of this Certificate of Incorporation that adversely affects the powers, preferences or special rights of the Series A Non-Voting Common Stock and the Series A Voting Common Stock in the same manner must be submitted to a vote of the Series A Non-Voting Common Stock and the Series A Voting Common Stock considered as a single class.

          2. DIVIDEND RIGHTS. Subject to provisions of law and of this Certificate of Incorporation, the holders of Series A Common Stock shall be entitled to receive, prior to the occurrence of a Public Offering, prior and in preference to the payment or declaration of any dividends on the Series B Common Stock and, after the occurrence of a Public Offering, on a parity with the Series C Common Stock, dividends at such times and in such amounts as may be determined by the Board of Directors of the Corporation or a duly authorized committee thereof (an "Authorized Board Committee").

          3. LIQUIDATION RIGHTS. (a) In the event of a dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary (a "Liquidation"), the holders of the Series A Common Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, the amount of $1.941 per share (such amount to be adjusted proportionately in the event the shares of Series A Common Stock are subdivided into a greater number or combined into a lesser number), plus any declared but unpaid dividends to which such holders shall be entitled pursuant to Section A(2) hereof, before any payment or distribution shall be made on the other series of Common Stock or pursuant to paragraph (b) of this Section A(3). For purposes of this Section A(3), the merger or consolidation of the Corporation with or into any other entity or the sale of all or substantially all of the Corporation's assets shall not be deemed to be a Liquidation. If upon any Liquidation, the assets to be distributed to the holders of Series A Common Stock shall be insufficient to permit the payment to such stockholders of the full preferential amount aforesaid, then all of the assets of the Corporation available for distribution to the holders of Series A Common Stock shall be distributed ratably in accordance with the amount payable with respect to each share.

          (b) In the event of any Liquidation, after payment or provision for payment of the debts and other liabilities of the Corporation, the preferential amounts to which the holders of shares of Series A Common Stock shall be entitled upon Liquidation, pursuant to paragraph (a) of this Section A(3) and the preferential amounts to which the holders of shares of Series B Common Stock shall be entitled upon Liquidation pursuant to paragraph (a) of Section B(3) hereof, the holders of the Series A Common Stock, the Series B Common Stock and the Series C Common Stock shall be entitled to share ratably in the remaining assets of the Corporation. Except for the preferential amounts to which the holders of shares of Series A Common Stock shall be entitled pursuant to paragraph (a) of this Section A(3) and the preferential amounts to which the holders of shares of Series B Common Stock shall be entitled upon Liquidation pursuant to paragraph (a) of Section B(3) hereof, the Series A Common Stock, the Series B Common Stock and the Series C Common Stock shall be treated as one class for the purpose of Liquidation.

          4. CONVERSION. (a) Each share of Series A Common Stock shall automatically be converted into one share of Series C Common Stock upon the closing of an underwritten initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in a sale of Series C Common Stock to the public (a "Public Offering"). Upon the occurrence of the Public Offering, the outstanding shares of Series A Common Stock shall be converted automatically without any further action by the holders of such shares or the Corporation, and whether or not the certificates representing such shares are surrendered to the Corporation. At such time as such conversion has occurred, the rights of the holder of such shares of Series A Common Stock as such holder will cease and such holder will be deemed to have become the holder or holders of record of the shares of Series C Common Stock represented thereby.

          (b) Notice of the automatic conversion of shares of Series A Common Stock shall be promptly given by the Corporation by mailing a notice to holders of record of the shares of Series A Common Stock at their respective addresses appearing on the books of the Corporation. Said notice shall indicate (i) that all shares of Series A Common Stock have been converted into shares of Series C Common Stock, (ii) the place (which shall be the principal office of the Corporation) at which certificates for the shares of Series A Common Stock will, upon presentation and surrender of the certificates of stock evidencing such shares, be exchanged for certificates of the shares of Series C Common Stock and (iii) that the Series A Common Stock is no longer deemed to be outstanding. Any failure or defect in such notice shall not, in any event. affect the validity or effectiveness of such conversion.

          (c) The Corporation shall not be obligated to issue certificates evidencing the shares of Series C Common Stock issuable upon such conversion unless certificates evidencing such shares of the Series A Common Stock being converted are delivered to the principal office of the Corporation, or the holder notifies the Corporation that such certificates have been lost, stolen, destroyed or mutilated and executes an agreement satisfactory to the Corporation to indemnify the Corporation from, or otherwise satisfies the Corporation with respect to, any loss incurred by it in connection therewith.

          (d) The Corporation will, as soon as practicable after the deposit of certificates for shares of Series A Common Stock, deliver at the principal office of the Corporation to the person for whose account such Series A Common Stock was so surrendered (i) certificates for the number of shares of Series C Common Stock to which he shall be entitled as aforesaid and (ii) a payment in an amount equal to all accrued and unpaid dividends on the shares of Series A Common Stock held by such person immediately prior to such conversion. If for any reason the Corporation is unable to pay any dividends owing pursuant to this Article FIFTH, Section A on the shares of Series A Common Stock being converted, the Corporation will pay such dividends to the converting holder as soon thereafter as funds of the Corporation are legally available for such payment. At the request of any such converting holder, the Corporation will provide such holder with written evidence of its obligation to such holder.

          (e) The issuance of certificates for shares of Series C Common Stock upon conversion of shares of Series A Common Stock will be made without charge to the holders of such shares of Series A Common Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Series C Common Stock. Upon conversion of each share of Series A Common Stock, the Corporation will take all such actions as are necessary in order to insure that the Series C Common Stock issuable with respect to such conversion will be validly issued, fully paid and non-assessable.

          (f) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Series C Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Common Stock, such number of its shares of Series C

Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Common Stock.

          (g) Any notice required by the provisions of this Section A(4) to be given to the holders of shares of Series A Common Stock shall be deemed given when personally delivered to such holder or three (3) business days after the same has been deposited in the United States mail, certified or registered mail, return receipt requested, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

          5. CANCELLATION OF SHARES. Upon conversion of all of the shares of Series A Common Stock pursuant to Section A(4) hereof, all shares of Series A Common Stock shall be deemed canceled and the Company shall no longer be authorized to issue shares of Series A Common Stock.

          6. STOCK SPLITS AND COMBINATIONS. If the Corporation in any manner subdivides (by stock split, stock dividend or otherwise) or combines (by reverse stock split or otherwise) the outstanding shares of any other series of Common Stock, the outstanding shares of Series A Common Stock will be proportionately subdivided or combined in a similar manner.

          B. SERIES B COMMON STOCK PROVISIONS

          1. VOTING RIGHTS. Except as otherwise required by law, each share of Series B Common Stock shall have no voting rights.

          2. DIVIDEND RIGHTS. Subject to provisions of law and of this Certificate of Incorporation, the holders of the Series B Common Stock shall be entitled to receive, prior to the occurrence of a Public Offering, after payment or declaration of any dividends on the Series A Common Stock and, after the occurrence of a Public Offering, on a parity with the

Series C Common Stock, dividends at such times and in such amounts as may be determined by the Board of Directors of the Corporation or an Authorized Board Committee.

          3. LIQUIDATION RIGHTS. (a) In the event of a Liquidation, the holders of the Series B Common Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, after the payment or provision for payment of the preferential amounts to which the holders of shares of Series A Common Stock are entitled upon Liquidation pursuant to paragraph (a) of Section A(3) hereof, the amount of $1.125 per share (such amount to be adjusted proportionately in the event the shares of Series B Common Stock are subdivided into a greater number or combined into a lesser number), before any payment or distribution shall be made on the other series of Common Stock or pursuant to paragraph (b) of this Section B(3).
For purposes of this Section B(3), the merger or consolidation of the Corporation with or into any other entity or the sale of all or substantially all of the Corporation's assets shall not be deemed to be a Liquidation. If upon any Liquidation, the assets to be distributed to the holders of Series B Common Stock shall be insufficient to permit the payment to such stockholders of the full preferential amount aforesaid, then all of the assets of the Corporation available for distribution to the holders of Series B Common Stock shall be distributed ratably in accordance with the amount payable with respect to each share.

          (b) In the event of any Liquidation, after payment or provision for payment of the debts and other liabilities of the Corporation, the preferential amounts to which the holders of shares of Series A Common Stock shall be entitled upon Liquidation pursuant to paragraph (a) of Section A(3) hereof and the preferential amounts to which the holders of shares of Series B Common Stock shall be entitled upon Liquidation pursuant to paragraph (a) of this

Section B(3), the holders of the Series A Common Stock, the Series B Common Stock and the Series C Common Stock shall be entitled to share ratably in the remaining assets of the Corporation. Except for the preferential amounts to which the holders of shares of Series A Common Stock shall be entitled pursuant to paragraph (a) of Section A(3) and the preferential amounts to which the holders of shares of Series B Common Stock shall be entitled pursuant to paragraph (a) of this Section B(3), the Series A Common Stock, the Series B Common Stock and the Series C Common Stock shall be treated as one class for the purpose of Liquidation.

          4. CONVERSION. (a) Each share of Series B Common Stock shall automatically be converted into one share of Series C Common Stock upon the closing of a Public Offering. Upon the occurrence of the Public Offering, the outstanding shares of Series B Common Stock shall be converted automatically without any further action by the holders of such shares or the Corporation, and whether or not the certificates representing such shares are surrendered to the Corporation. At such time as such conversion has occurred, the rights of the holder of such shares of Series B Common Stock as such holder will cease and such holder will be deemed to have become the holder of record of the shares of Series C Common Stock represented thereby.

          (b) Notice of the automatic conversion of shares of Series B Common Stock shall be promptly given by the Corporation by mailing a notice to holders of record of the shares of Series B Common Stock at their respective addresses appearing on the books of the Corporation. Said notice shall indicate (i) that all shares of Series B Common Stock have been converted into shares of Series C Common Stock, (ii) the place (which shall be the principal office of the Corporation) at which the certificates for the shares of Series B Common Stock will, upon presentation and surrender of the certificates of stock evidencing such shares, be exchanged for certificates of the shares of Series C Common Stock and (iii) that the Series B Common Stock is no longer deemed to be outstanding. Any failure or defect in such notice shall not, in any event, affect the validity or effectiveness of such conversion.

          (c) The Corporation shall not be obligated to issue certificates evidencing the shares of Series C Common Stock issuable upon such conversion unless certificates evidencing such shares of the Series B Common Stock being converted are delivered to the principal office of the Corporation, or the holder notifies the Corporation that such certificates have been lost, stolen, destroyed or mutilated and executes an agreement satisfactory to the Corporation to indemnify the Corporation from, or otherwise satisfies the Corporation with respect to, any loss incurred by it in connection therewith.

          (d) The Corporation will, as soon as practicable after the deposit of certificates for shares of Series B Common Stock, deliver at the principal office of the Corporation to the person for whose account such Series B Common Stock was so surrendered certificates for the number of shares of Series C Common Stock to which he shall be entitled as aforesaid.

          (e) The issuance of certificates for shares of Series C Common Stock upon conversion of shares of Series B Common Stock will be made without charge to the holders of such shares of Series B Common Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Series C Common Stock. Upon conversion of each share of Series B Common Stock, the Corporation will take all such actions as are necessary in order to insure that the Series C

Common Stock issuable with respect to such conversion will be validly issued, fully paid and non-assessable.

          (f) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares, of Series C Common Stock, solely for the purpose of effecting the conversion of the shares of Series B Common Stock, such number of its shares of Series C Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Common Stock.

          (g) Any notice required by the provisions of this Section B(4) to be given to the holders of shares of Series B Common Stock shall be deemed given when personally delivered to such holder or three (3) business days after the same has been deposited in the United States mail, certified or registered mail, return receipt requested, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

          5. CANCELLATION OF SHARES. Upon conversion of all of the shares of Series B Common Stock pursuant to Section B(4) hereof, all shares of Series B Common Stock shall be deemed canceled and the Company shall no longer be authorized to issue shares of Series B Common Stock.

          6. STOCK SPLITS AND COMBINATIONS. If the Corporation in any manner subdivides (by stock split, stock dividend or otherwise) or combines (by reverse stock split or otherwise) the outstanding shares of any other series of Common Stock, the outstanding shares of Series B Common Stock will be proportionately subdivided or combined in a similar manner.

          C. SERIES C COMMON STOCK PROVISIONS

          1. VOTING RIGHTS. Except as otherwise required by law, each share of Series C Common Stock shall entitle the holder thereof to one vote on each matter submitted to a vote of the stockholders of the Corporation. Except as otherwise required by law, the holders of shares of Series A Voting Common Stock and Series C Common Stock shall vote together and not as separate classes.

          2. DIVIDEND RIGHTS. Subject to provisions of law and of this Certificate of Incorporation, the holders of the Series C Common Stock shall be entitled to receive dividends at such times and in such amounts as may be determined by the Board of Directors of the Corporation or an Authorized Board Committee. After the occurrence of a Public Offering, the Series A Common Stock, the Series B Common Stock and the Series C Common Stock shall be treated as one class for the purpose of declaration of dividends.

          3. LIQUIDATION RIGHTS. In the event of any Liquidation, after payment or provision for payment of the debts and other liabilities of the Corporation, the preferential amounts to which the holders of shares of Series A Common Stock shall be entitled upon Liquidation pursuant to paragraph (a) of Section A(3) hereof and the preferential amounts to which the holders of shares of Series B Common Stock shall be entitled upon Liquidation pursuant to paragraph (a) of Section B(3) hereof, the holders of the Series A Common Stock, the Series B Common Stock and the Series C Common Stock shall be entitled to share ratably in the remaining assets of the Corporation. Except for the preferential amounts to which the holders of Series A Common Stock and Series B Common Stock are entitled upon Liquidation, the Series A Common Stock, the Series B Common Stock and Series C Common Stock shall be treated as one class for the purpose of Liquidation.

          4. STOCK SPLITS AND COMBINATIONS. If the Corporation in any manner subdivides (by stock split, stock dividend or otherwise) or combines (by reverse stock split or otherwise) the outstanding shares of any other series of its Common Stock, the outstanding shares of Series C Common Stock will be proportionately subdivided or combined in a similar manner.

          5. REDESIGNATION. Upon conversion of all of the shares of Class A Common Stock and Class B Common Stock, the shares of Class C Common Stock shall be redesignated as "Common Stock" and all of the references to Class C Common Stock herein shall be deemed to be references to Common Stock.

     SIXTH:    The name and mailing address of the incorporator is:

                    Gwen A. Fransen
                    Hopkins & Sutter
                    Three First National Plaza
                    Suite 4100
                    Chicago, Illinois 60602


     SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the directors are expressly authorized to adopt, amend and repeal the by-laws of the Corporation.

     EIGHTH: Elections of directors need not be by written ballot unless the by-laws of the Corporation so provide.

     NINTH: The Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

     TENTH: Each person who is or was a director or officer of the Corporation and each person who serves or served at the request of the Corporation as a director, officer or partner of another enterprise shall be indemnified by the Corporation in accordance with, and to the fullest extent authorized by, the General Corporation Law of the State of Delaware as the same now exists or may be hereafter amended. No amendment to or repeal of this Article TENTH shall apply to or have any effect on the rights of any individual referred to in this Article TENTH for or with respect to acts or omissions of such individual occurring prior to such amendment or repeal.

     ELEVENTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same now exists or way be hereafter amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article ELEVENTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

Dated:  May 23, 1996.


                                       /s/ Gwen A. Fransen
                                       ----------------------------------------
                                       Gwen A. Fransen, Incorporator

                          CERTIFICATE OF MERGER OF
                        TECHNOLOGY SPECIALISTS, INC.
                        INTO TSI MANAGEMENT COMPANY
                             DATED MAY 31, 1996


     The undersigned corporation formed and existing under and by virtue of the Delaware General Corporation Law, 8 DEL. C.Section 17-101, ET SEQ. (the "Act").

     DOES HEREBY CERTIFY:

     FIRST: The name and jurisdiction of formation or organization of each of the constituent entities which is to merge are as follows:

                                                   JURISDICTION OF
                          NAME                 FORMATION OR ORGANIZATION
                          ----                 -------------------------
             Technology Specialists, Inc.            Pennsylvania

             TSI Management Company                    Delaware

     SECOND: An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by Technology Specialists, Inc. in accordance with Sections 1922(c) and 1924(a) of the Business Corporation Law of 1988, as amended, of the Commonwealth of Pennsylvania and by TSI Management Company in accordance with Section 252(c) of the Delaware General Corporation Law, pursuant to which Technology Specialists, Inc. will be merged with and into TSI Management Company.

     THIRD: TSI Management Company, a Delaware corporation, shall be the surviving corporation in the merger.

     FOURTH: The certificate of incorporation of TSI Management Company shall be the certificate of incorporation of the surviving corporation.

     FIFTH: The merger of Technology Specialists, Inc. into TSI Management Company shall be effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

     SIXTH: The executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 801 Springdale Drive, Suite 130, Exton, Pennsylvania 19341.

     SEVENTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any shareholder of Technology Specialists, Inc. and to any stockholder of TSI Management Company.

     EIGHTH: The authorized capital stock of Technology Specialists, Inc. is 31,000,000 shares of Common Stock, which are divided as follows: (i) 10,000,000 shares of Series A Voting Common Stock, par value $.01 per share,
(ii) 10,000,000 shares of Series A Non-Voting Common Stock, par value $.01 per share, (iii) 1,000,000 shares of Series B Common Stock, par value $.01 per share, and (iv) 10,000,000 shares of Series C Common Stock, par value $.01 per share.

                                       TSI MANAGEMENT COMPANY


                                       By:  /s/ Robert Foley, Jr.
                                          -------------------------------------
                                          Its:  President
                                                -------------------------------

                           CERTIFICATE OF AMENDMENT
                     TO THE CERTIFICATE OF INCORPORATION
                                      OF
                            TSI MANAGEMENT COMPANY


                    (Original Certificate of Incorporation
                             filed May 23, 1996)

     TSI MANAGEMENT COMPANY, a corporation organized and existing under and by virtue of the laws of the State of Delaware (the "Corporation"), does hereby certify.

     I. That the Board of Directors of the Corporation, by unanimous written consent without a meeting pursuant to Section 141(f) of the General Corporation Law of the State of Delaware (the "Law"), adopted a resolution setting forth the amendment to the Certificate of Incorporation set forth below, declaring it advisable and submitting it to the stockholders of the Corporation for their consideration of such amendment to the Certificate of Incorporation.

     II. That by written consent executed in accordance with Section 228 of the Law, the stockholders of the Corporation voted in favor of the adoption of the amendment to the Certificate of Incorporation set forth below.

     RESOLVED: That Article First of the Certificate of Incorporation of the Corporation be amended in its entirety to read as follows:

          FIRST:  The name of the corporation is COLLEGIS, Inc.

     III. That the foregoing amendment to the Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the Corporation has caused its President and Chief Executive Officer to execute this Certificate of Amendment to the Certificate of Incorporation on its behalf this 20th day of June, 1996.


                                       TSI MANAGEMENT COMPANY


                                       By:  /s/ Robert Foley, Jr.
                                          -------------------------------------
                                          Robert Foley, Jr., its President
                                          and Chief Executive Officer

                               COLLEGIS, INC.

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION


     COLLEGIS, Inc. (f/k/a TSI Management Company), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

          DOES HEREBY CERTIFY:

FIRST: That the Directors of said corporation, by unanimous consent, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

               RESOLVED, that clause (iii) of Article Fifth of this Company's Certificate of Incorporation be amended to read as follows:

                    "Two Million Five Hundred Thousand (2,500,000) shares of Series B Common Stock, par value of $.01 per share (the 'Series B Common Stock');"

SECOND: That in lieu of a meeting and vote of stockholders, the holders of the Corporation's Series A Voting Common Stock have given unanimous written consent to said amendment in accordance with the provisions of
          Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment has been duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.


                               [signature page follows]

     IN WITNESS WHEREOF, said COLLEGIS, Inc. has caused this certificate to be signed by Robert C. Bowers, its Vice President and Chief Financial Officer, this 10th day of June, 1998.

                                       COLLEGIS, INC.



                                       By:  /s/ Robert C. Bowers
                                          -------------------------------------
                                          Robert C. Bowers, Vice President





                                       2